Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements No. 333-282753 and 333-289703 on Form F-1, as amended, of our report dated April 2, 2025, relating to the consolidated financial statements of Galmed Pharmaceuticals Ltd. (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co
Certified Public Accounts
A Firm in the Deloitte Global Network

Tel Aviv, Israel
August 28, 2025